Loan No. V__04130

WARTHOG, INC.,

a Delaware corporation, as mortgagor

(Borrower)

to

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

a New York banking corporation, as mortgagee

(Lender)

MORTGAGE AND

SECURITY AGREEMENT

Dated: March 23, 2000

Location: Farmingdale, New York

County: Suffolk

Table of Contents

Page

ARTICLE 1 - GRANTS OF SECURITY 1

Section 1.1 Property Mortgaged 1

Section 1.2 Assignment of Rents 4

Section 1.3 Security agreement 4

Section 1.4 Pledge of Monies Held 4

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED 5

Section 2.1 Debt 5

Section 2.2 Other Obligations 5

Section 2.3 Debt and Other Obligations 6

Section 2.4 Payments 6

ARTICLE 3 - BORROWER COVENANTS 6

Section 3.1 Incorporation by Reference 6

Section 3.2 Insurance 6

Section 3.3 Payment of Taxes. Etc. 12

Section 3.4 Condemnation 13

Section 3.5 Use and Maintenance of Property 14

Section 3.6 Waste 14

Section 3.7 Compliance with Laws; Alterations 15

Section 3.8 Books and Records. 15

Section 3.9 Payment for Labor and Materials 16

Section 3.10 Performance of Other Agreements 17

ARTICLE 4 - SPECIAL COVENANTS 17

Section 4.1 Property Use 17

Section 4.2 ERISA 17

Section 4.3 Single Purpose Entity 17

Section 4.4 Independent Director 20

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES 20

Section 5.1 Borrower's Representations 21

Section 5.2 Warranty of Title. 21

Section 5.3 Status of Property 21

Section 5.4 No Foreign Person 22

Section 5.5 Separate Tax Lot 22

ARTICLE 6 - OBLIGATIONS AND RELIANCES 22

Section 6.1 Relationship of Borrower and Lender 22

Section 6.2 No Reliance on Lender 22

Section 6.3 No Lender Obligations. 23

Section 6.4 Reliance 23

ARTICLE 7 - FURTHER ASSURANCES 23

Section 7.1 Recording Fees 23

Section 7.2 Further acts 24

Section 7.3 Changes in Tax. Debt Credit and Documentary Stamp Laws. 24

Section 7.4 Confirmation Statement. 24

Section 7.5 Splitting of Security Instrument 25

Section 7.6 Replacement Documents. 25

ARTICLE 8 - DUE ON SALE/ENCUMBRANCE 26

Section 8.1 Lender Reliance. 26

Section 8.3 Excluded and Permitted Transfers. 27

Section 8.4 No Implied future Consent 28

Section 8.5 Costs of Consent 28

Section 8.6 Continuing Separateness Requirements 29

ARTICLE 9 - DEFAULT 29

Section 9.1 Events of Default. 29

Section 9.2 Default Interest 31

ARTICLE 10 - RIGHTS AND REMEDIES 31

Section 10.1 Remedies 31

Section 10.2 Right of Entry 38

ARTICLE 11 - INDEMNIFICATION; SUBROGATION 38

Section 11.1 General Indemnification. 38

Section 11.2 Environmental Indemnification 39

Section 11.3 Excluded Occurrences 42

Section 11.4 Duty to Defend and Attorneys and Other Fees and Expenses 42

Section 11.5 Survival of Indemnities 43

ARTICLE 12 - SECURITY AGREEMENT 43

Section 12.1 Security Agreement 43

ARTICLE 13 - WAIVERS 44

Section 13.1 Marshalling and Other Matters 44

Section 13.2 Waiver of Notice 44

Section 13.3 Sole Discretion of Lender 44

Section 13.4 Survival 44

Section 13.5 Waiver Of Trial By Jury. 45

Section 13.6 Waiver Of Automatic or Supplemental Stay. 45

ARTICLE 14 - NOTICES 46

Section 14.1 Notices 46

ARTICLE 15-APPLICABLE LAW 47

Section 15.1 Governing Law 47

Section 15.2 Usury Laws 47

Section 15.3 Provisions Subject To Applicable Law 47

ARTICLE 16 - SECONDARY MARKET 47

Section 16.1 Transfer of Loan 47

ARTICLE 17 - COSTS 48

Section 17.1 Performance at Borrower's Expense 48

Section 17.2 Attorneys' Fees for enforcement 48

ARTICLE 18 - DEFINITIONS 49

Section 18.1 General Definitions 49

ARTICLE 19 - MISCELLANEOUS PROVISIONS 49

Section 19.1 No Oral Change 49

Section 19.2 Liability 49

Section 19.3 Inapplicable Provisions 49

Section 19.4 Headings. Etc. 49

Section 19.5 Duplicate Originals; Counterparts 49

Section 19.6 Number and Gender 50

Section 19.7 Subrogation 50

Section 19.8 Entire Agreement 50

Section 19.9 Limitation on Liability 50

ARTICLE 20 - SPECIAL STATE OF NEW YORK PROVISIONS 50

20.1 Construction of Security Instrument 50

20.2 Remedies 50

20.3 Lien Law 50

20.4 Insurance 50

Index of Defined Terms

Page

"ADA" 14

"Applicable Laws" 14

"Attorneys' Fees" 45

"Attorneys" 36

"Bankruptcy Code" 2

"Borrower" 1, 45

"Business Day" 43

"Collateral" 39

"Counsel Fees" 45

"Debt" 5

"Default Rate" 29

"Enforcement" 7

"Environmental Indemnity" 6

"Environmental Law" 37

"Environmental Lien" 37

"ERISA" 16

"Escrow Agreement" 3

"Event of Default" 27

"Event" 44

"Exculpated Portion" 35

"Family Members" 26

"Fees and Expenses" 36

"Full Replacement Cost" 6

"Guarantor" 18

"Hazardous Substances" 37

"Improvements" 1

"Indemnified Parties" 38

"Indemnitor" 6

"Insurance Premiums" 9

"Insured Casualty" 10

"Intangibles" 3

"Investor" 44

"Land" 1

"Lease" 2

"Leases" 2

"Legal Fees" 45

"Lender" 1, 45

"Loan Documents" 6

"Loan" 26

"Losses" 38

"Note" 1, 45

"Obligations" 5

"Ordinance or Law Coverage 7

"Original Principal" 25

"Other Charges" 12

"Other Loan Documents" 6

"Other Obligations" 5

"Permitted Exceptions" 19

"Personal Property" 4

"Person" 45

"Policies" 8

"Policy" 8

"Property" 1, 45

"Qualified Insurer" 8

"Rating Agency" 44

"Release" 38

"Remediation" 38

"Rents" 2

"Securities" 44

"Security Instrument" 1

"Taxes" 12

"Uniform Commercial Code" 2

THIS MORTGAGE AND SECURITY AGREEMENT (this "Security Instrument") is made as of the 20th day of March, 2000, by WARTHOG, INC., a Delaware corporation, having its principal place of business c/o The Fairchild Corporation, 45025 Aviation Drive, Suite 400, Dulles, Virginia 20166-7516, as mortgagor ("Borrower") to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, having its principal place of business at 60 Wall Street, New York, New York 10260-0060, as mortgagee ("Lender").

RECITALS:

Borrower, by its Promissory Note of even date herewith given to Lender, is indebted to Lender in the principal sum of $30,750,000.00 (the "Mortgage Amount") in lawful money of the United States of America (such Promissory Note, together with all extensions, renewals, modifications, substitutions and amendments thereof, shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2). Notwithstanding anything contained herein to the contrary, the maximum amount of principal indebtedness secured by this Security Instrument at execution or which under any contingency may become secured hereby is the Mortgage Amount, plus interest thereon and all additional interest and late payment and prepayment charges in respect thereof, plus all amounts expended by Lender following a default hereunder in respect of insurance premiums and real estate taxes, and all legal costs or expenses of collection of the debt secured hereby or of the defense or prosecution of the rights and lien created by this Security Instrument.

ARTICLE 1 - GRANTS OF SECURITY

Section 1.1 Property Mortgaged . Borrower does hereby irrevocably, unconditionally and absolutely mortgage, grant, bargain, sell, pledge, enfeoff, assign, warrant, transfer and convey to Lender (with power of sale), and does hereby grant a first priority security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired, by Borrower (collectively, the "Property"):

(a) Land. The real property situate in the County of Suffolk in the State of New York described in Exhibit A attached hereto and made a part hereof (collectively, the "Land"), together with additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the development, ownership or occupancy of such real property, and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(b) Improvements. The buildings, structures, fixtures, additions, accessions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

(c) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(d) Fixtures and Personal Property. All machinery, equipment, goods, inventory, consumer goods, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future use, maintenance, enjoyment, operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements, and the right, title and interest of Borrower in and to any of the Personal Property (as hereinafter defined) which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(e) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. 101 et seq., as the same may be amended from time to time or any similar federal or state law (the "Bankruptcy Code") (individually, a "Lease"; collectively, the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents (including all tenant security and other deposits), additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(f) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore or hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(g) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(h) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(i) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(j) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(k) Agreements. All agreements, contracts (including purchase, sale, option, right of first refusal and other contracts pertaining to the Property), certificates, instruments, franchises, permits, licenses, approvals, consents, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property (including any Improvements or respecting any business or activity conducted on the Land and any part thereof) and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(1) Trademarks. All tradenames, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(m) Accounts. All accounts, accounts receivable, escrows (including, without limitation, all escrows, deposits, reserves and impounds established pursuant to that certain Escrow Agreement for Reserves and Impounds of even date herewith between Borrower and Lender; hereinafter, the "Escrow Agreement"), documents, instruments, chattel paper, claims, reserves (including deposits) representations, warranties and general intangibles, as one or more of the foregoing terms may be defined in the Uniform Commercial Code, and all contract rights, franchises, books, records, plans, specifications, permits, licenses (to the extent assignable), approvals, actions, chooses, claims, suits, proofs of claim in bankruptcy and causes of action which now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively called the "Intangibles"); and

(n) Other Rights. Any and all other rights of Borrower in and to the Property and any accessions, renewals, replacements and substitutions of all or any portion of the Property and all proceeds derived from the sale, transfer, assignment or financing of the Property or any portion thereof.

Section 1.2 Assignment of Rents . Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute and unconditional assignment and not an assignment for additional security only. Unless provided to the contrary in the Cash Management Agreement between Borrower and Lender of even date herewith (the "Cash Management Agreement"), all payments due under the Leases shall be paid directly by the tenant thereunder to an account controlled by the Lender when such amounts are due and payable. All such payments received by Lender shall be applied as set forth in the Cash Management Agreement. The payment of amounts due under the Leases directly to an account controlled by Lender as required by the Cash Management Agreement, this Section 1.2 and the terms and conditions of that certain Assignment of Rents and Leases, of even date herewith between Borrower and Lender, shall not limit, reduce or otherwise affect Borrower's obligations to make payments of amounts due hereunder and under the other Loan Documents, if the amounts received by Lender are insufficient to make such payments.

Section 1.3 Security agreement . This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. For purposes of this Security Instrument, the Property identified in Subsections 1.1 (d) through 1.1 (n) inclusive, shall be collectively referred to herein as the "Personal Property". By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a first-priority security interest in the Personal Property.

Section 1.4 Pledge of Monies Held . Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Funds (as defined in the Escrow Agreement), all insurance proceeds described in Section 3.2 and condemnation awards or payments described in Section 3.4 as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void and shall be canceled of record at the request and expense of Borrower; provided however, that Borrower's obligation to indemnify and hold harmless Lender pursuant to the provisions hereof with respect to matters relating to any period of time during which this Security Instrument was in effect shall survive any such payment or release.

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt . This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following in such order of priority as Lender may determine in its sole discretion (the "Debt"):

(a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

(b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Loan Documents (as hereinafter defined);

(c) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Loan Documents;

(d) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby, and

(e) the payment of any other sums advanced and costs and expenses incurred by Lender under the Note, this Security Instrument or any Other Loan Document in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

Section 2.2 Other Obligations . This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

(a) the performance of all other obligations of Borrower contained herein;

(b) the performance of each obligation of Borrower contained in any other agreement given by Borrower to Lender which is for the purpose of further securing the obligations secured hereby, and any amendments, modifications and changes thereto; and

(c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, this Security Instrument or the Other Loan Documents.

Section 2.3 Debt and Other Obligations . Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the "Obligations".

Section 2.4 Payments . Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default (as hereinafter defined).

ARTICLE 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1 Incorporation by Reference . All the covenants, conditions and agreements contained in (a) the Note, and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender in connection with the creation of the Obligations, the payment of any other sums owed by Borrower to Lender pursuant to the Obligations or the performance of any Obligations (collectively the "Other Loan Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. The term "Loan Documents" as used herein shall individually and collectively refer to the Note, this Security Instrument and the Other Loan Documents; provided, however, that notwithstanding any provision of this Security Instrument to the contrary, the Obligations of Borrower and the indemnitor(s) under that certain Environmental Indemnity Agreement of even date herewith executed by Borrower, The Fairchild Corporation ("Indemnitor") in favor of Lender (the "Environmental Indemnity") shall not be deemed or construed to be secured by this Security Instrument or otherwise restricted or affected by the foreclosure of the lien hereof or any other exercise by Lender of its remedies hereunder or under any other Loan Document, such Environmental Indemnity being intended by the signatories thereto to be its (or their) unsecured obligation.

Section 3.2 Insurance .

(a) Borrower shall obtain and maintain, and shall pay all premiums in accordance with Subsection 3.2(b) below for, insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance (including without limitation, riot and civil commotion, vandalism, malicious mischief, water, fire, burglary and theft) on the Improvements and the Personal Property and in each case (A) in an amount equal to the lesser of the principal balance of the Note or 100% of the "Full Replacement Cost", which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing that the deductible shall not exceed the lesser of $10,000.00 or one percent (1%) of the face value of the policy; and (D) containing Demolition Costs, Increased Cost of Construction and "Ordinance or Law Coverage" or "Enforcement" endorsements if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses or the ability to rebuild the Improvements is restricted or prohibited. The Full Replacement Cost may be redetermined from time to time by an appraiser or contractor designated and paid by Lender or by an engineer or appraiser in the regular employ of the insurer. No omission on the part of Lender to request any such appraisals shall relieve Borrower of any of its obligations under this Subsection;

(ii) comprehensive general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000 (or $3,000,000 for properties with elevators and $2,000,000 of liquor license insurance for properties where operations thereon require a liquor license); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all written and oral contracts; (5) contractual liability covering the indemnities contained in Article 11 hereof to the extent the same is available; and (D) to be without deductible;

(iii) business income insurance (A) with loss payable to Lender; (B) covering losses of income and Rents derived from the Property and any non-insured property on or adjacent to the Property resulting from any risk or casualty whatsoever; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months. The amount of such business income insurance shall be determined by Lender prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All insurance proceeds payable to Lender pursuant to this Subsection 3.2(a) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided; however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements: (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 3.2(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.2(a)(i), (3), including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) if required by Lender, and if available in the area where the Property is located, earthquake or sinkhole insurance in the amount reasonably required by Lender (lender acknowledging that earthquake insurance will only be required where the "probable maximum loss" is 20% or greater);

(vii) comprehensive boiler and machinery insurance (without exclusion for explosion), if applicable, in amounts as shall be reasonably required by Lender and covering all boilers or other pressure vessels, machinery and equipment located at or about the Property (including, without limitation, electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping);

(viii) flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area," flood hazard insurance in an amount equal to the lesser of (a) the outstanding principal balance of the Note, (b) the Full Replacement Cost, or (c) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended;

(ix) in the event the credit rating of Home Depot U.S.A., Inc. or any successor or assign under that certain Ground Lease of a portion of the Land dated August 11, 1998, falls below BBB or a comparable rating by any nationally recognized rating agency, Borrower shall obtain and maintain insurance complying with the requirements of subsection (i) of this Section 3.2(a) on any buildings, improvements and structures located on the parcel described in such ground lease; and

(x) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located, including without limitation, earthquake insurance (in the event the Property is located in an area with a high degree of seismic activity), mine subsidence insurance and environmental insurance.

(b) All insurance provided for in Subsection 3.2(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may from time to time be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located as admitted or unadmitted carriers which, in either case, have been approved by Lender and which have a general policy rating of A- or better and a financial class of VIII or better by A.M. Best Co. or claims paying ability rating of A or better issued by Standard & Poor's Ratings Group (each such insurer shall be referred to below as a "Qualified Insurer"). Such Policies shall not be subject to invalidation due to the use or occupancy of the Property for purposes more hazardous than the use of the Property at the time such Policies were issued. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 3.2(a), certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

(c) Borrower shall not obtain (i) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.2(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower, or (ii) any umbrella or blanket liability or casualty Policy unless, in each case, Lender's interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer. If Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.2(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.2(a).

(d) All Policies of insurance provided for or contemplated by Subsection 3.2(a) shall name Lender, its successors and assigns, including any servicers, trustees or other designees of Lender, and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing Lender clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies of insurance provided for in Subsection 3.2(a) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be materially changed (other than to increase the coverage provided on the Property thereby) or canceled without at least thirty (30) days' prior written notice to Lender and any other party named therein as an insured;

(iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) Borrower shall furnish to Lender within ten (10) calendar days after Lender's request therefor, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

(g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right but not the obligation, without notice to Borrower in the event that any such insurance would, in Lender's sole judgment, lapse or be materially reduced within the next ten (10) Business Days, or upon two (2) Business Days prior written notice to Borrower if Lender determines that such insurance would not lapse or be materially reduced within the next ten (10) Business Days, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest at the Default Rate (as hereinafter defined).

(h) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Lender.

(i) In case of loss covered by Policies, Lender may either (1) settle and adjust any claim without the consent of Borrower, or (2) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided that Borrower may adjust losses aggregating not in excess of $500,000.00 if such adjustment is carried out in a competent and timely manner, and provided that in any case Lender shall and is hereby authorized to collect and receive any such insurance proceeds; and the expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand (unless deducted by and reimbursed to Lender from such proceeds).

(ii) In the event of any insured damage to or destruction of the Property or any part thereof (herein called an "Insured Casualty"), if (A) in the reasonable judgment of Lender, the Property can be restored by the earlier of (x) six (6) months after insurance proceeds are made available or (y) the Maturity Date under and as defined in the Note, to an economic unit not less valuable (including an assessment by Lender of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, and (B) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to Insured Casualty, as provided below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

(iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

(iv) If proceeds of insurance, if any, are made available to Borrower for the restoring, repairing, replacing or rebuilding of the Property, Borrower hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender.

(v) If Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (1) evidence reasonably satisfactory to it (which evidence may include inspections of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Lender, (2) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding (3) funds, or, at Lender's option, assurances reasonably satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work. With respect to disbursements to be made by Lender: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in Subsection 3.2(h)(vi) below. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto. In no event shall Lender assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

(vi) Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Borrower in accordance with the terms and provisions of this Security Instrument shall be reduced by the reasonable costs (if any) incurred by Lender in the adjustment and collection thereof and in the reasonable costs incurred by Lender of paying out such proceeds (including, without limitation, reasonable attorneys' fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor). Lender shall endeavor, but shall be under no obligation, to consult with Borrower in order minimize duplication of costs and efforts between Borrower and Lender in connection with the adjustment and collection of any such claim.

Section 3.3 Payment of Taxes. Etc.

(a) Borrower shall pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not allow and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall have set aside and deposited with Lender adequate reserves (which may be in the form of a bond) for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon.

Section 3.4 Condemnation . Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Security Instrument. Notwithstanding the foregoing, provided no Event of Default is continuing, Borrower shall have the right to compromise and settle any such proceeding so long as the portion of the Property affected by such proceeding (i) is unimproved, (ii) does not exceed five percent (5%) of the gross area of the Property and (iii) does not affect ingress to, egress from or the number of parking spaces located in, the Property. Any settlement or compromise under the preceding sentence shall be subject to Lender's approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable (such application to be free from any prepayment consideration provided in the Note, except that if an Event of Default, or an event which with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the full prepayment consideration computed in accordance with the Note). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

Section 3.5 Use and Maintenance of Property . Borrower shall cause the Property to be maintained and operated in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not use, maintain or operate the Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property with items of the same utility and of equal or greater value) without the prior written consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.4 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender. Borrower shall not take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management.

Section 3.6 Waste . Borrower shall not commit or suffer any waste of the Property or, without first obtaining such additional insurance as may be necessary to cover a proposed change in use of the Property, make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.7 Compliance with Laws; Alterations .

(a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect the Property, or the use thereof, including, but not limited to, the Americans with Disabilities Act (the "ADA") (collectively "Applicable Laws").

(b) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

(c) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

(d) Borrower shall take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

Section 3.8 Books and Records.

(a) Borrower shall keep accurate books and records of account in accordance with sound accounting principles in which full, true and correct entries shall be promptly made with respect to Borrower, the Property and the operation thereof, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction, repair or operation to Borrower of the Improvements) to be inspected or audited and copies made by Lender and its representatives during normal business hours and at any other reasonable times. Borrower represents that its chief executive office is as set forth in the introductory paragraph of this Security Instrument and that all books and records pertaining to the Property are maintained at the Property or such other location as may be expressly disclosed to Lender in writing. Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) calendar days after the end of each calendar quarter the following items, each certified by Borrower as being true and correct, in such format and in such detail as Lender or its servicer may request:

(i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid (including percentage rents and tenant sales), security deposit paid, any rental concessions, all rent escalations, any rents paid more than one (1) month in advance, any special provisions or inducements granted to tenants, any taxes, maintenance and other common charges paid by tenants, all vacancies and identifying any defaults or payment delinquencies thereunder; and

(ii) quarterly and year-to-date operating statements prepared for each calendar quarter during each such reporting period detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow.

(b) Within ninety (90) calendar days following the end of each calendar year, Borrower shall furnish a statement of the financial affairs and condition of the Borrower and the Property including a statement of profit and loss for the Property in such format and in such detail as Lender or its servicer may request, and setting forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year prepared by an independent certified public accountant. Borrower shall deliver to Lender copies of all consolidated income tax returns, requests for extension and other similar items contemporaneously with its delivery of same by Borrower or Guarantor to the Internal Revenue Service, provided, however, that portions of such consolidated tax returns relating to other subsidiaries of the Guarantor shall not be delivered to Lender.

(c) Borrower will permit representatives appointed by Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect during its normal business hours and at any other reasonable times any of the Property and to make photographs thereof, and to write down and record any information such representatives obtain, and shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender under or in connection with this Security Instrument or any of the Other Loan Documents and to discuss all such matters with its officers, employees and representatives. Borrower will furnish to Lender at Borrower's expense all evidence which Lender may from time to time reasonably request as to the accuracy and validity of or compliance with all representations and warranties made by Borrower in the Loan Documents and satisfaction of all conditions contained therein. Any inspection or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Lender, shall be for Lender's protection only, and shall not constitute any assumption of responsibility or liability by Lender to Borrower or anyone else with regard to the condition, construction, maintenance or operation of the Property, nor Lender's approval of any certification given to Lender nor relieve Borrower of any of Borrower's obligations.

Section 3.9 Payment for Labor and Materials . Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (as hereinafter defined).

Section 3.10 Performance of Other Agreements . Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

ARTICLE 4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

Section 4.1 Property Use . The Property shall be used only for retail, dining and family entertainment, golf training, conference center and child care purposes, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

Section 4.2 ERISA .

(a) It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(b) It shall deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. 2510.3-101 (b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3-101(f)(2); or

(iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

Section 4.3 Single Purpose Entity . Borrower covenants and agrees that it has not and shall not:

(a) with respect to Borrower, engage in any business or activity other than the acquisition, ownership, operation and maintenance of the Property, and activities incidental thereto;

(b) with respect to Borrower, acquire or own any material asset other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

(c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

(d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Articles of Organization, Operating Agreement or similar organizational documents, as the case may be, whichever is applicable;

(e) own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Lender other than investments in cash equivalents made in the ordinary course of business;

(f) commingle its assets with the assets of any of its affiliates or of any other person or entity;

(g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except in the ordinary course of its business of owning and operating the Property, provided that such debt is not evidenced by a note and is paid when due (it being acknowledged, however, that Borrower has previously executed and delivered a guaranty (the "Released Guaranty") in connection with a credit facility in favor of Guarantor which guaranty has been fully released and discharged as of the date hereof without any liability to Borrower);

(h) fail to pay its debts and liabilities from its own assets;

(i) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, members, principals and affiliates of Borrower, the affiliates of a general partner or member of Borrower and any other person or entity;

(j) enter into any contract or agreement with any general partner, member, principal or affiliate of Borrower any guarantor of all or a portion of the Debt (a "Guarantor") or Indemnitor, or any general partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof;

(k) seek the dissolution or winding up in whole, or in part, of Borrower;

(1) fail to describe itself as a separate legal entity and not as a division or department of any Guarantor or Indemnitor;

(m) except for the Released Guaranty, hold itself out to be responsible (or pledge its assets as security) for the debts of another person;

(n) make any loans or advances to any third party, including any general partner, member, principal or affiliate of Borrower or any general partner, member, principal or affiliate thereof, except loans or advances made in the ordinary course of business for tenant improvement work;

(o) fail to maintain its separate corporate identity (it being understood, however, that the Borrower and The Fairchild Corporation may continue to file consolidated federal income tax returns and publish consolidated or consolidating financial statements so long as Lender shall be able to distinguish between the assets and liabilities of the Borrower and those of The Fairchild Corporation on such consolidated or consolidating financial reports);

(p) agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Subsection 4.2(b) hereof;

(q) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any general partner, member, principal or affiliate of Borrower or any general partner, member, principal or affiliate thereof);

(r) fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, Guarantor) any overhead for shared office space (it being acknowledged, however, that Borrower may share office space with Guarantor without charge by Guarantor to Borrower);

(s) fail to pay the salaries of its own employees and maintain a sufficient number of employees for its contemplated business operations (it being understood, however, that (I) Borrower has no employees of its own and may enter into service agreements with The Fairchild Corporation to provide legal, tax and accounting services and agreements with other parties to provide other services, all of which agreements shall otherwise comply with the requirements of this Section 4.3, (II) the Borrower and The Fairchild Corporation share common offices and (III) certain officers and directors of the Borrower are also officers and directors of The Fairchild Corporation);

(t) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(u) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors; or

(v) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or affiliate of Borrower, (ii) any affiliate of a general partner of Borrower or (iii) any other person or entity, provided, however, that the use of The Fairchild Corporation logo in conjunction with the phrase "a subsidiary of The Fairchild Corporation", or the use of such phrase alone, on the Borrower's letterhead shall be permissible.

Nothing contained in this Section 4.3 shall be deemed to prohibit the payment of dividends by the Borrower to its shareholders so long as no Event of Default exists hereunder and provided that the payment of such dividends will not result in the Borrower being inadequately capitalized for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

Section 4.4 Independent Director . Borrower covenants and agrees that it shall appoint and maintain, so long as the Debt is outstanding, an Independent Director (as defined below) to its board of directors. An "Independent Director" is defined as an individual who is not at the time of initial appointment and has not been at any time during the preceding five (5) years: (a) a stockholder, director, officer, employee or member of Borrower or any affiliate of Borrower; (b) a customer, supplier or other person who purchases any goods or services from or derives any revenues from its activities with Borrower or any affiliate of Borrower; (c) a person or other entity controlling or under common control with any such stockholder, member, customer, supplier or other person; (d) an attorney or counsel to Borrower or any affiliate of Borrower; or (e) a member of the immediate family of any such stockholder, director, officer, employee, member, customer, supplier or other person. For purposes of this definition of Independent Director, the term "affiliate" means any person controlling, under the common control with, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise. The Independent Director does not owe any fiduciary duty or other obligation to the shareholders of Borrower but owes such fiduciary duty and other obligations to Borrower (including its creditors). The Independent Director will not be removed unless a successor is elected.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Section 5.1 Borrower's Representations . Borrower represents and warrants to Lender that each of the representations and warranties set forth in that certain Closing Certificate of even date herewith executed by Borrower in favor of Lender are true and correct as of the date hereof and are hereby incorporated and restated in this Security Instrument by this reference.

Section 5.2 Warranty of Title. Borrower has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). Borrower shall, at its sole cost and expense, forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall, at its sole cost and expense, forever warrant and defend the same to Lender against the claims of all persons whomsoever.

Section 5.3 Status of Property .

(a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.2 hereof.

(b) Borrower has obtained all necessary certificates, permits, licenses and other approvals, governmental and otherwise, necessary for the use, occupancy and operation of the Property and the conduct of its business (including, without limitation, certificates of completion and certificates of occupancy) and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(c) The Property and the present and contemplated use and occupancy thereof are to the best knowledge of Borrower in full compliance with all Applicable Laws, including without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.

(d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

(f) The Property is served by public water and sewer systems.

(g) The Property is free from damage caused by fire or other casualty. There are no pending or, to the best knowledge of Borrower, threatened condemnation proceedings affecting the Property or any portion thereof.

(h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full and no notice of any mechanics' or materialmen's liens or of any claims of right to any such liens have been received.

(i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(j) All liquid and solid waste disposal, septic and sewer systems located on the Property are to the best knowledge of Borrower in a good and safe condition and repair and in compliance with all Applicable Laws.

(k) All Improvements lie within the boundary of the Land.

Section 5.4 No Foreign Person . Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

Section 5.5 Separate Tax Lot . The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

ARTICLE 6 - OBLIGATIONS AND RELIANCES

Section 6.1 Relationship of Borrower and Lender . The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 6.2 No Reliance on Lender . Either the Borrower's representatives and managers or the general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

Section 6.3 No Lender Obligations.

(a) Notwithstanding the provisions of Subsections 1.1(e) and 1.1(i) or Section 1.2, Lender is not undertaking (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Loan Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 6.4 Reliance . Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the Other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and that certain Closing Certificate of even date herewith executed by Borrower, without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that such warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Loan Documents; and that Lender would not be willing to make the Loan (as hereinafter defined) and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and such Closing Certificate.

ARTICLE 7 - FURTHER ASSURANCES

Section 7.1 Recording Fees . Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Loan Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 7.2 Further acts . Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 7.2.

Section 7.3 Changes in Tax. Debt Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, requires revenue or other stamps to be affixed to the Note, this Security Instrument, or the Other Loan Documents, or imposes any other tax or charge on the same, Borrower will pay the same, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, by written notice of not less than ninety (90) calendar days, to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) calendar days, to declare the Debt immediately due and payable.

Section 7.4 Confirmation Statement.

(a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, confirming to Lender (or its designee) (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, and (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or this Security Instrument; provided, however, Lender shall not be entitled hereunder to receive more than one (1) such statement in each calendar year.

(b) Subject to the provisions of the Leases, Borrower shall deliver to Lender, promptly upon request (but not more frequently than once annually so long as Borrower is not in default hereunder), duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c) Upon any transfer or proposed transfer contemplated by Section 16.1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 16.1 ) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

Section 7.5 Splitting of Security Instrument . This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of Debt, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender. In no event shall this Security Instrument and the Note be split or divided such that upon such split or division, any lender will hold less than ten (10%) percent of the then unpaid principal amount of Debt. Borrower shall not be responsible for any costs incurred in connection with any such splitting of the notes other than Borrower's own legal fees and expenses, and in the event of any such splitting, Borrower's liability hereunder for attorneys' fees in connection with any enforcement action shall be limited to attorneys' fees and expenses incurred by one counsel representing all lenders.

Section 7.6 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Loan Document, Borrower, at its expense, will issue, in lieu thereof, a replacement Note or Other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

Section 8.1 Lender Reliance. Borrower acknowledges that Lender has examined and relied on the creditworthiness of Borrower and experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 8.2 no sale/encumbrance.

(a) Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent.

(b) Subsection 8.2(a) shall apply to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if Borrower, Guarantor, any managing member of Borrower or any general partner of Borrower or Guarantor is a corporation, any merger, consolidation or the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation's stock shall be vested in a party or parties who are not now stockholders (provided, however, in no event shall this subpart (iii) apply to any Guarantor whose stock, shares or partnership interests are traded on a nationally recognized stock exchange); (iv) if Borrower, Guarantor, any managing member of Borrower or any general partner of Borrower or Guarantor is a limited liability company or limited partnership, the voluntary or involuntary sale, conveyance or transfer by which an aggregate of more than fifty percent (50%) of the ownership interest in such limited liability company or more than fifty percent (50%) of the limited partnership interests in such limited partnership shall be vested in parties not having an ownership interest as of the date of this Security Instrument; and (v) if Borrower, any Guarantor, any managing member of Borrower or any general partner of Borrower or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal or resignation of a general partner, managing partner, joint venturer or managing member or the transfer of all or any portion of the partnership interest of any general partner, managing partner, joint venturer or managing member.

Section 8.3 Excluded and Permitted Transfers.

(a) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Article 8 shall not include (i) transfers made by devise or descent or by operation of law upon the death of a joint tenant, partner, member or shareholder, subject, however, to all the following requirements: (A) written notice of any transfer under this Section 8.3, whether by will, trust or other written instrument, operation of law or otherwise, is provided to Lender or its servicer, together with copies of such documents relating to the transfer as Lender or its servicer may reasonably request, (B) control over the management and operation of the Property is retained by one or more of The Fairchild Corporation (the "Original Principal", whether one or more) at all times prior to the death or legal incapacity of the Original Principal and is thereafter assumed by persons who are acceptable in all respects to Lender in its sole and absolute discretion, (C) no such transfer by the Original Principal will release the respective estate from any liability as a Guarantor, and (D) no such transfer, death or other event has any adverse effect either on the bankruptcy-remote status of Borrower under the requirements of any national rating agency for the Securities (hereinafter defined) or on the status of Borrower as a continuing legal entity liable for the payment of the Debt and the performance of all other obligations secured hereby, (ii) transfers otherwise by operation of law in the event of a bankruptcy, or (iii) a Lease of a portion of the Property to a space tenant.

(b) Notwithstanding any provision of this Security Instrument to the contrary, the prohibitions in Subsection 8.2(a) shall not apply to (i) an inter vivos or testamentary transfer of all or any portion of the Property to one or more family members of Borrower, Original Principal or a trust in which all of the beneficial interest is held by one or more family members or Original Principal or a partnership or limited liability company in which a majority of the capital and profits interests are held by one or more family members of Original Principal, or (ii) any inter vivos or testamentary transfer or issuance of capital stock in Borrower or the general partner of Borrower to one or more family members of Original Principal, or trust in which all of the beneficial interest is held by one or more family members of Original Principal or a partnership or limited liability company in which a majority of the capital and profits interests are held by one or more family members of Original Principal; provided, that any inter vivos transfer of all or any portion of the Property or any inter vivos transfer or issuance of capital stock in Borrower or Borrower's general partner is made in connection with Original Principal bona fide, good faith estate planning and that the person(s) with voting control of Borrower or the management of the Property are (i) the same person(s) who had such voting control and management rights immediately prior to the transfer in question, or (ii) reasonably acceptable to Lender. Lender acknowledges that Original Principal and/or Original Principal's spouse are acceptable to exercise voting control of Borrower and the management of the Property. As used herein, "family members" shall include the spouse, children and grandchildren and any lineal descendants.

(c) Notwithstanding the provisions of Section 8.2 above, Lender will give its consent to a sale or transfer of Property, if (but only if) no Event of Default under the Loan Documents has occurred and is continuing, and if each of the following conditions precedent have been fully satisfied (as determined in Lender's sole and absolute discretion): (i) the grantee's or transferee's integrity, reputation, financial condition, character and management ability are satisfactory to Lender in its sole discretion, (ii) the grantee's or transferee's (and its sole general partner's) single purpose and bankruptcy remote character are satisfactory to Lender in its sole discretion, (iii) Lender has obtained such estoppels from any guarantors of the Note or replacement guarantors and such other legal opinions and similar matters as Lender may require, (iv) all of Lender's costs and expenses associated with the sale or transfer (including reasonable attorneys' fees) are paid by Borrower or the grantee or transferee, (v) the payment of a transfer fee not to exceed 0.5% of the then unpaid principal balance of the loan evidenced by the Note and secured hereby (the "Loan"), (vi) the execution and delivery to Lender of a written assumption agreement and substitute guaranty (in its sole and absolute discretion) and such modifications to the Loan Documents executed by such parties and containing such terms and conditions as Lender may require in its sole and absolute discretion prior to such sale or transfer (provided that in the event the Loan is included in a REMIC and is a performing Loan, no modification to the terms and conditions shall be made or permitted that would cause (A) any adverse tax consequences to the REMIC or any holders of any Mortgage-Backed Pass-Through Securities, (B) this Security Instrument to fail to be a Qualifying Security Instrument under applicable federal law relating to REMIC's, or (C) result in a taxation of the income from the Loan to the REMIC or cause a loss of REMIC status), and (vii) the delivery to Lender of an endorsement (at Borrower's sole cost and expense) to Lender's policy of title insurance then insuring the lien created by this Security Instrument in form and substance acceptable to Lender in its sole judgment.

(d) Without limiting the foregoing, if Lender shall consent to any such transfer, the written assumption agreement described in Subsection 8.3(c)(vi) above shall provide for the release of Borrower and, if approved by Lender, each Guarantor and Indemnitor of personal liability under the Note and Other Loan Documents, but only as to acts or events occurring, or obligations arising, after the closing of such transfer.

Section 8.4 No Implied future Consent . Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property shall not be deemed to be a waiver of Lender's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property made in contravention of this Article 8 shall be null and void and of no force and effect.

Section 8.5 Costs of Consent . Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, all recording costs, reasonable attorneys' fees and disbursements and title search costs) incurred by Lender in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

Section 8.6 Continuing Separateness Requirements . In no event shall any of the terms and provisions of this Article 8 amend or modify the terms and provisions contained in Section 4.3 herein.

ARTICLE 9 - DEFAULT

Section 9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a) if any portion of the Debt is not paid prior to the tenth ( l0th) calendar day after the same is due or if the entire Debt is not paid on or before the maturity date, along with applicable prepayment premiums, if any;

(b) a violation or breach under (i) any of the provisions of Article 8, under clauses (a), (b), (c), (d), (e), (f), (g), (i), (k), (m), (o), (p) or (t) of Section 4.3 or under Section 4.4 which continues uncured for thirty (30) days after the occurrence thereof, provided, however, in the event of a sale or transfer of the Property in accordance with Section 8.3(c) and (d) hereof which results in the release of The Fairchild Corporation from its liability under the Guaranty of even date herewith, such thirty (30) day cure period shall no longer apply or (ii) a violation or breach under clauses (h), (j), (l), (n), (q), (r), (s) or (v) of Section 4.3 which materially adversely affects Lender or the Loan and which continues uncured for sixty (60) days after the occurrence thereof;

(c) if Borrower or any Guarantor or any Indemnitor shall make an assignment for the benefit of creditors or if Borrower or any Guarantor shall admit in writing its inability to pay, or Borrower's or any Guarantor's failure to pay its debts as they become due;

(d) if (i) Borrower or any subsidiary or general partner of Borrower, or any Guarantor or any Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any subsidiary or general partner or member of Borrower, or any Guarantor or any Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any subsidiary or general partner or member of Borrower, or any Guarantor or any Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days; or (iii) there shall be commenced against Borrower or any subsidiary or general partner or member of Borrower or any Guarantor or any Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) calendar days from the entry thereof; or (iv) Borrower or any subsidiary or general partner or member of Borrower, or any Guarantor or any Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Borrower or any subsidiary or general partner or member of Borrower, or any Guarantor or any Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(e) subject to Borrower's right to contest certain liens as provided in this Security Instrument, if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) calendar days;

(f) if any federal tax lien is filed against Borrower, any general partner or member of Borrower or the Property, or if any federal tax lien in excess of $100,000 is filed against any Guarantor or any Indemnitor, and same is not discharged of record within thirty (30) calendar days after same is filed;

(g) except as permitted in this Security Instrument, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

(h) damage to the Property in excess of $100,000 which is not covered by insurance, which lack of coverage arises solely as a result of Borrower's failure to maintain the insurance required under this Security Instrument;

(i) without Lender's prior consent (which consent shall not be unreasonably withheld), (i) the ownership, management or control of the managing agent is transferred to a person or entity other than the general partner, managing partner or managing member of the Borrower, or (ii) there is any material change in the property management agreement of the Property;

(j) this Security Instrument shall cease to constitute a first-priority lien on the Property (other than in accordance with its terms);

(k) seizure or forfeiture of the Property, or any portion thereof, or Borrower's interest therein, resulting from criminal wrongdoing or other unlawful action of Borrower, its affiliates, or any tenant in the Property under any federal, state or local law;

(1) if Borrower consummates a transaction which would cause this Security Instrument or Lender's exercise of its rights under this Security Instrument, the Note or the Other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statute;

(m) if any default occurs under the Environmental Indemnity given by Borrower and Indemnitor to Lender and other Indemnified Parties (as hereinafter defined) and such default continues after the expiration of applicable notice and grace periods, if any;

(n) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; or

(o) if Borrower, any Guarantor or any Indemnitor, as the case may be, shall continue to be in default under any other term, covenant or condition of this Security Instrument or any Other Loan Documents (excluding the Note) for thirty (30) calendar days after notice from Lender; provided that if such default cannot reasonably be cured within such thirty (30) calendar day period and Borrower (or such Guarantor or Indemnitor as the case may be) shall have commenced to cure such default within such thirty (30) calendar day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) calendar day period shall be extended for so long as it shall require Borrower (or such Guarantor or Indemnitor as the case may be) in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) calendar days.

Section 9.2 Default Interest . Borrower will pay, from the date of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the Default Rate (as said term is defined in the Note).

ARTICLE 10 - RIGHTS AND REMEDIES

Section 10.1 Remedies . Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) Right to Perform Borrower's Covenants. If Borrower has failed to keep or perform any covenant whatsoever contained in this Security Instrument or the Other Loan Documents, Lender may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Lender that is chargeable to Borrower or subject to reimbursement by Borrower under the Loan Documents, shall be and become a part of the "Debt", and Borrower promises, upon demand, to pay to Lender, at the place where the Note is payable, all sums so incurred, paid or expended by Lender, with interest from the date when paid, incurred or expended by Lender at the Default Rate.

(b) Right of Entry. Lender may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Property, or any part thereof, and take exclusive possession of the Property and of all books, records, and accounts relating thereto and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection, or preservation of the Property, including without limitation the right to rent the same for the account of Borrower and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Lender in collecting such Rents and in managing operating maintaining protecting or preserving the Property and to apply the remainder of such Rents on the Debt in such manner as Lender may elect. All such costs, expenses, and liabilities incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by Lender pursuant to this Subsection 10.1 (b), Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property unless such loss is caused by the willful misconduct of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Borrower shall and does hereby agree to indemnify Lender for, and to hold Lender harmless from, any and all liability, loss, or damage, which may or might be incurred by Lender under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease. Should Lender incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Borrower shall reimburse Lender therefor immediately upon demand. Nothing in this Subsection 10.1 (b) shall impose any duty, obligation, or responsibility upon Lender for the control, care, management, leasing or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or by any other parties, or for any hazardous substances or environmental conditions on or under the Property, or for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair, or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Borrower hereby assents to, ratifies, and confirms any and all actions of Lender with respect to the Property taken under this subsection.

(c) Right to Accelerate. Lender may, without notice (except as provided in Section 9.1(o) above) demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Borrower and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

(d) Foreclosure-Power of Sale. Lender may institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Security Instrument or the complete or partial sale of the Property under power of sale or under any applicable provision of law. Lender may sell the Property, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property.

(e) Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Property under or by virtue of Subsection 10.1(d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

(i) Lender may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Property which shall not have been sold, nor by any sale which is not completed or is defective in Lender's opinion, until the Debt shall have been paid in full.

(ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

(iii) After each sale, Lender or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Borrower in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Lender is hereby appointed the true and lawful attorney-in-fact of Borrower, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Borrower's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Borrower hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Borrower, if requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender or such purchaser or purchasers all such instruments as may be advisable, in Lender's judgment, for the purposes as may be designated in such request.

(iv) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection 10.1(e)(iii) given by Lender shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

(v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Borrower to the fullest extent permitted by applicable law.

(vi) Upon any such sale or sales, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Lender is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

(vii) Upon any such sale, it shall not be necessary for Lender or any public officer acting under execution or order of court to have present or constructively in its possession any of the Property.

(f) Lender's Judicial Remedies. Lender may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Security Instrument as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Lender under this Security Instrument or the Other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Lender.

(g) Lender's Right to Appointment of Trustee, Receiver, Liquidator or Conservator. Lender, as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Debt and without notice to Borrower, (ii) without any showing of insolvency, fraud, or mismanagement on the part of Borrower, (iii) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) without regard to the then value of the Property, shall be entitled to the appointment of a trustee, receiver, liquidator or conservator for the protection, possession, control, management and operation of the Property, including (without limitation), the power to collect the Rents, enforce this Security Instrument and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collection of such Rents. Borrower hereby irrevocably consents to the appointment of such trustee, receiver, liquidator or conservator. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(h) Commercial Code Remedies. Lender may exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower.

(i) Apply Escrow Funds. Lender may apply any Funds (as defined in the Escrow Agreement) and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Loan Document to the payment of the following items in any order in its uncontrolled discretion:

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) Interest on the unpaid principal balance of the Note;

(iv) Amortization of the unpaid principal balance of the Note; and

(v) All other sums payable pursuant to the Note, this Security Instrument and the Other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument.

(j) Other Rights. Lender (i) may surrender the Policies maintained pursuant to this Security Instrument or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such premiums; and (ii) may apply the Tax and Insurance Escrow Fund (as defined in the Escrow Agreement) and/or the Replacement Escrow Fund (as defined in the Escrow Agreement) and any other funds held by Lender toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Lender may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

(k) Right to Complete. Borrower acknowledges that construction is ongoing on a portion of the Land secured by this Security Instrument which construction is not being financed by the proceeds of the Loan. Notwithstanding the foregoing, upon occurrence of any Event of Default, Lender may, in addition to any other remedies Lender may have under this Security Instrument or any of the Loan Documents or by statute or by rule of law, enter upon the Property and construct, equip, repair and complete the Improvements in accordance with the plans and specifications for the construction of the Improvements with such changes therein as Lender may from time to time and in its reasonable discretion deem appropriate, all at the cost and expense of Borrower. In exercising such rights, Lender shall have the right at any and all times to discontinue any work commenced by it in respect of the Improvements or to change any course of action undertaken by it and shall not be bound by any limitations or requirements of time whether set forth herein or otherwise. In exercising such rights, Lender shall have the right and power (but shall not be obligated) to assume any design or construction contract made by or on behalf of Borrower in any way relating to the Improvements and to take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for by or on behalf of Borrower, whether or not previously incorporated into the Improvements, all in the sole and absolute discretion of Lender. In connection with any construction of the Improvements undertaken by Lender pursuant to the provisions of this subsection, Lender may (a) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment in connection with any construction of the Improvements, (b) pay, settle or compromise all bills or claims that have or may become liens against the Property, or any portion thereof, or that have been or may be incurred in any manner in connection with the construction, repairing, completion and equipping of the Improvements or for the discharge of liens or other defects in the title of the Property, and (c) take such other action (including the employment of watchmen to protect the Improvements) or refrain from acting under this Security Instrument as Lender may in its sole and absolute discretion from time to time determine without any limitation whatsoever. Borrower shall be liable to Lender for all sums paid or incurred by Lender, as the case may be, for the construction, repairing, completion and equipping of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of this Section 10.1(k) or otherwise, and all payments made or liabilities incurred by Lender under this Security Instrument or any of the Loan Documents of any kind whatsoever, including, without limitation, all fees, costs and expenses incurred by Lender in accordance with this Security Instrument or any other Loan Document, shall be paid by Borrower to Lender upon demand with interest at the Default Rate from the date such payment or liability was incurred to the date of payment to Lender and all of the foregoing, including interest, shall be deemed and shall constitute advances under this Security Instrument and be secured by this Security Instrument. Upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Section 10.1(k) and all other remedies available to Lender under this Security Instrument may be exercised by Lender at any time and from time to time whether or not the indebtedness evidenced by the Note and secured by this Security Instrument shall be declared by Lender to be due and payable, and whether or not Lender shall have instituted any foreclosure or other action for the enforcement of this Security Instrument. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Section 10.1(k), Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any acts such as are referred to in this Section 10.1(k) in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

(l) Discontinuance of Remedies. In case Lender shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Lender shall have the unqualified right so to do and, in such event, Borrower and Lender shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if same had never been invoked.

(m) Remedies Cumulative. All rights, remedies, and recourses of Lender granted in the Note, this Security Instrument and the Other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Borrower, the Property, or any one or more of them, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Lender exercising or pursuing any remedy in relation to the Property prior to Lender bringing suit to recover the Debt; and (vi) in the event Lender elects to bring suit on the Debt and obtains a judgment against Borrower prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Security Instrument, shall remain in full force and effect and may be exercised thereafter at Lender's option

(n) Bankruptcy Acknowledgment. In the event the Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Lender shall immediately become entitled, in addition to all other relief to which Lender may be entitled under this Security Instrument, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to 362 of the Bankruptcy Code so to permit Lender to pursue its rights and remedies against Borrower as provided under this Security Instrument and all other rights and remedies of Lender at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Borrower's use of all "cash collateral" as defined under 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Borrower shall not contend or allege in any pleading or petition filed in any court proceeding that Lender does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by the Borrower to stay, condition, or inhibit Lender from exercising its remedies are hereby admitted by Borrower to be in bad faith and Borrower further admits that Lender would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

(o) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Security Instrument, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Lender from the Property, or the Tax and Insurance Escrow Fund or the Replacement Escrow Fund (as defined in the Escrow Agreement) or proceeds from insurance which Lender elects to apply to the Debt pursuant to Article 3 hereof, shall be applied by Lender, as the case may be, to the Debt in the following order and priority: (1) to the payment of all expenses of advertising, selling, and conveying the Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys' fees not to exceed five percent (5%) of the proceeds thereof or sums so received; (2) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the "Exculpated Portion"), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity, (3) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity, (4) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Property, if any, in order of the priority of such inferior liens (Lender shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (5) the cash balance, if any, to the Borrower. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.

Section 10.2 Right of Entry . Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE 11 - INDEMNIFICATION; SUBROGATION

Section 11.1 General Indemnification.

(a) Borrower shall indemnify, defend and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finder's or similar fees which may be made relating to the Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Debt, this Security Instrument, the Property, or any part thereof, or the exercise by Lender of any rights or remedies granted to it under this Security Instrument or the performance by or on behalf of Borrower of any construction on the Property; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender's willful misconduct or gross negligence.

(b) If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the secured indebtedness, this Security Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Lender shall notify Borrower of such litigation or claim and Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any). The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender in any litigation or claim, of the type described in this Subsection 11.1(b), whether or not any such litigation or claim is prosecuted to judgment, shall be deemed to have accrued on the commencement of such claim or action and shall be enforceable whether or not such claim or action is prosecuted to judgment. Notwithstanding the foregoing, in the event any such claim, litigation or other action is brought against Lender, Borrower and Lender agree that Lender shall utilize counsel designated by Borrower, at Borrower's sole cost and expense, which counsel must be satisfactory to Lender, provided, however, that (i) no settlement of any such claim, litigation or other action shall be made without the Lender's prior written consent and (ii) in the event that Lender or such counsel determines that a conflict of interest exists, Lender shall have the right to retain separate counsel, the reasonable fees and expenses of which shall be borne by Borrower. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses. If Borrower breaches any term of this Security Instrument, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Borrower, Borrower shall pay Lender reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such breach. All references to "attorneys" in this Subsection 11.1(b) and elsewhere in this Security Instrument shall include without limitation any attorney or law firm engaged by Lender and Lender's in-house counsel, and all references to "fees and expenses" in this Subsection 11.1(b) and elsewhere in this Security Instrument shall include without limitation any fees of such attorney or law firm.

(c) A waiver of subrogation shall be obtained by Borrower from its insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Security Instrument.

Section 11.2 Environmental Indemnification . Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (as hereinafter defined) imposed upon or incurred by or asserted against any Indemnified Parties (other than those arising solely from a state of facts that first came into existence after Lender acquired title to the Property through foreclosure or a deed in lieu thereof), and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances (as hereinafter defined) in, on, above, or under the Property; (b) any past, present or future Release (as hereinafter defined) of Hazardous Substances in, on, above, under or from the Property, (c) any activity by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property in connection with any actual or proposed Remediation (as hereinafter defined) of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Law (as hereinafter defined) (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the future imposition, recording or filing of any Environmental Lien (as hereinafter defined) encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section 11.2; (h) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations under the Environmental Indemnity, and (i) any diminution in value of the Property in any way connected with any occurrence or other matter referred to in this Section 11.2.

The term "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules and regulations, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules and regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules and regulations, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property, requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; or imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property.

The term "Environmental Lien" includes but is not limited to any lien or other encumbrance imposed pursuant to Environmental Law, whether due to any act or omission of Borrower or any other person or entity.

The term "Hazardous Substances" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paints, radon, radioactive materials, flammables and explosives.

The term ''Indemnified Parties" includes but is not limited to Lender, any person or entity who is or will have been involved in originating the Loan evidenced by the Note, any person or entity who is or will have been involved in servicing the Loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including but not limited to those who may acquire any interest in Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assign of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as part of or following foreclosure pursuant to the Loan) and including but not limited to any successors by merger, consolidation or acquisition of all or a substantial part of Lender's assets and business.

The term "Losses" includes but is not limited to any claims, suits, liabilities (including but not limited to strict liabilities), administrative or judicial actions or proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value (but only to the extent of any deficiency suffered by Lender in connection with a foreclosure of the Property or subsequent sale following a foreclosure or comparable conversion of the Property), fines, penalties, charges, fees, expenses, costs of Remediation (whether or not performed voluntarily), judgments, award, amounts paid in settlement, litigation costs, reasonable attorneys' fees, engineer's fees, environmental consultants' fees and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings.

The term "Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term "Remediation" includes but is not limited to any response, remedial, removal, or corrective action; any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 11.

Section 11.3 Excluded Occurrences . Notwithstanding any provision of this Security Instrument to the contrary, where after the date of this Security Instrument there shall occur an event (including without limitation, a Release) for which Borrower would have an obligation under this Security Instrument to indemnify, defend, protect or hold harmless the Indemnified Parties, then Borrower shall have no such obligation to indemnify, defend, protect, release and hold harmless the Indemnified Parties from and against Losses for acts or omissions the cause(s) of which is outside or beyond the control of Borrower. For purposes of this Section 11.3, Borrower shall be deemed and construed to have control over the acts and omissions of all tenants and subtenants of the Property and each of their respective agents, vendors, guests, invitees, licensees, servants, employees, officers, directors, representatives, contractors, subcontractors, affiliates and subsidiaries.

Section 11.4 Duty to Defend and Attorneys and Other Fees and Expenses . Borrower shall defend any Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. The Indemnified Parties shall, except as expressly provided below, utilize counsel designated by Borrower, at Borrower's sole cost and expense, which counsel must be satisfactory to the Indemnified Parties, provided, however, that (i) no settlement of any such claim, litigation or other action shall be made without the Indemnified Parties' prior written consent and (ii) in the event that any Indemnified Party or such counsel determines that a conflict of interest exists, any Indemnified Party with respect to which such conflict exists shall have the right to retain separate counsel, the reasonable fees and expenses of which shall be borne by the Borrower. Notwithstanding the foregoing, if an Event of Default exists hereunder, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 11.5 Survival of Indemnities . Notwithstanding any provision of this Security Instrument or any other Loan Document to the contrary, the provisions of Section 11.1 and Section 11.2, and Borrower's obligations thereunder, shall survive (a) the repayment of the Note, (b) the foreclosure of this Security Instrument, and (c) the release (or reconveyance, as applicable) of the lien of this Security Instrument.

ARTICLE 12 - SECURITY AGREEMENT

Section 12.1 Security Agreement . This Security Instrument is both a real property mortgage or deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Security Instrument has granted and hereby grants to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Borrower hereby agrees with Lender to execute and deliver to Lender, in form and substance satisfactory to Lender, such financing statements, continuation statements, other uniform commercial code forms and shall pay all expenses and fees in connection with the filing and recording thereof, and such further assurances as Lender may from time to time, reasonably consider necessary to create, perfect, and preserve Lender's security interest herein granted. This Security Instrument shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Security Instrument. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which they may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. In the event of any change in name, identity or structure of any Borrower, such Borrower shall notify Lender thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower's obligations under the Note, this Security Instrument and the Other Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as Borrower's attorney-in-fact, in connection with the Collateral covered by this Security Instrument. Notwithstanding the foregoing, Borrower shall appear and defend in any action or proceeding which affects or purports to affect the Property and any interest or right therein, whether such proceeding effects title or any other rights in the Property (and in conjunction therewith, Borrower shall fully cooperate with Lender in the event Lender is a party to such action or proceeding).

ARTICLE 13 - WAIVERS

Section 13.1 Marshalling and Other Matters . Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 13.2 Waiver of Notice . Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 13.3 Sole Discretion of Lender . Wherever pursuant to this Security Instrument Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

Section 13.4 Survival . The indemnifications made pursuant to Article 11, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the Other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

Section 13.5 Waiver Of Trial By Jury.

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH. THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

THE PROVISIONS OF THIS SECURITY INSTRUMENT AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND LENDER THIS SECURITY INSTRUMENT AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

Section 13.6 Waiver Of Automatic or Supplemental Stay. In the event of the filing of any voluntary or involuntary petition under the Bankruptcy Code by or against Borrower (other than an involuntary petition filed by or joined in by Lender), the Borrower shall not assert, or request any other party to assert, that the automatic stay under 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Security Instrument, or any other rights that Lender has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Borrower shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Security Instrument against any guarantor of the Debt. The waivers contained in this paragraph are a material inducement to Lender's willingness to enter into this Security Instrument and Borrower acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Lender of Lender's rights and remedies against Borrower or any guarantor of the Debt.

ARTICLE 14 - NOTICES

Section 14.1 Notices . All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows:

If to Borrower: Warthog, Inc.

c/o The Fairchild Corporation

45025 Aviation Drive, Suite 400

Dulles, Virginia 20166-7516

Attention: Colin M. Cohen

Facsimile No.: (703) 478-5775

With a copy to: The Fairchild Corporation

45025 Aviation Drive, Suite 400

Dulles, Virginia 20166-7516

Attention: Ernesto Beckford, Esq.

Facsimile No.: (703) 478-5767

If to Lender: Morgan Guaranty Trust Company of New York

60 Wall Street

New York, New York 10260-0060

Attention: Nancy Alto, Commercial Mortgage Finance Group

Loan Servicing

Facsimile No.: (212) 648-5274

With a copy to: Swidler Berlin Shereff Friedman, LLP

3000 K Street, N.W., Suite 300

Washington, D. C. 20007

Attention: Jeffrey Scharff, Esq.

Facsimile No.: (202) 424-7643

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

ARTICLE 15-APPLICABLE LAW

Section 15.1 Governing Law . This Security Instrument shall be governed by and construed in accordance with applicable federal law and the laws of the state where the Property is located, without reference or giving effect to any choice of law doctrine.

Section 15.2 Usury Laws . This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under this Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

Section 15.3 Provisions Subject To Applicable Law . All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 16 - SECONDARY MARKET

Section 16.1 Transfer of Loan . Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the Other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency (as hereinafter defined) rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. The term "Rating Agency" shall mean each statistical rating agency that has assigned a rating to the Securities.

ARTICLE 17 - COSTS

Section 17.1 Performance at Borrower's Expense. Borrower acknowledges and confirms that Lender shall impose certain reasonable administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination (excluding the scheduled maturity of the Note) of its loans, (b) the release or substitution of collateral therefor, or (c) obtaining certain consents, waivers and approvals with respect to the Property (the occurrence of any of the above shall be called an "Event"). Borrower hereby acknowledges and agrees to pay, promptly upon demand, all such fees (as the same may be increased or decreased from time to time), and any additional reasonable fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event.

Section 17.2 Attorneys' Fees for enforcement. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Loan Documents and (ii) the items set forth in Section 17.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys' fees, reasonably incurred or paid by Lender in protecting its interest in the Property or Personal Property and/or collecting any amount payable or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date of payment or incurring by Lender until paid by Borrower.

ARTICLE 18 - DEFINITIONS

Section 18.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels reasonably incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 19 - MISCELLANEOUS PROVISIONS

Section 19.1 No Oral Change . This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 19.2 Liability . If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 19.3 Inapplicable Provisions . If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

Section 19.4 Headings. Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 19.5 Duplicate Originals; Counterparts . This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 19.6 Number and Gender . Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 19.7 Subrogation . If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Loan Documents and the performance and discharge of the Other Obligations.

Section 19.8 Entire Agreement . The Note, this Security Instrument and the Other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the Other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the Other Loan Documents.

Section 19.9 Limitation on Liability . The liability of Borrower hereunder is limited to the extent provided in Section 4.12 of the Note.

ARTICLE 20 - SPECIAL STATE OF NEW YORK PROVISIONS

20.1 Construction of Security Instrument . In the event of any conflict between any of the terms and provisions the Security Instrument and this Article 20, the terms and provisions of this Article 20 shall govern and control .

20.2 Remedies . The rights of Lender specified in Article 10 hereof shall be in addition to Lenders's rights under Section 254 of the Real Property Law of New York.

20.3 Lien Law . Borrower will receive advances hereunder subject to the trust fund provisions of Section 13 of the Lien Law.

20.4 Insurance . The following sentence is hereby added to Section 3.2 above:

(i) The provisions of Subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire shall not apply to this Security Instrument.

20.5 Not Residential. The real property is not principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each dwelling unit having its own separate cooking facilities.

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written.

WARTHOG, INC., a Delaware corporation

By:______________________________

Name:____________________________

Title:_____________________________

The precise address of the Lender is:

MORGAN GUARANTY TRUST COMPANY

OF NEW YORK

60 Wall Street

New York, New York 10260-0060

Attn: Nancy Alto

Loan No. V_04130

PROMISSORY NOTE

Date of Note: March 20, 2000

Note Amount: $30,750,000.00

FOR VALUE RECEIVED, the undersigned, as maker (the "Borrower"), hereby promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Lender"), on or before April 1, 2003, at its office located at 60 Wall Street, l8th Floor, New York, New York 10260 or to such other location or account as Lender shall specify to the Borrower from time to time, in federal or other immediately available funds in lawful money of the United States, the principal amount of THIRTY MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($30,750,000.00) or, if less, the unpaid principal balance hereof (the "Principal Amount"), together with interest thereon as hereinafter provided.

SECTION 1 DEFINITIONS

As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument (as defined below).

"Adjusted LIBOR" means, at any date of determination, the quotient of (i) the LIBOR Rate then in effect divided by (ii) the difference between (A) 1.0, minus (B) the reserve percentage (expressed as a decimal) applicable during such Interest Accrual Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Accrual Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, any emergency, supplemental or other marginal reserve requirement) of Lender with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as such term is defined in Regulation D of the Board) having a term equal to such Interest Accrual Period.

"Adjusted LIBOR Rate" means the sum of (i) Adjusted LIBOR plus (ii) the Applicable Margin.

"Applicable Interest Rate" means, the Adjusted LIBOR Rate or, if the Base Rate is in effect pursuant to Section 2.6 or 2.7 below, the Base Rate, as applicable. Notwithstanding the foregoing, the Applicable Interest Rate shall not at any time exceed _____ percent (____%) per annum, provided, however, the foregoing limit on the maximum Applicable Interest Rate that may be in effect hereunder shall not be given effect if the Applicable Interest Rate is being determined by reference to the Base Rate, if an Event of Default has occurred.

"Applicable Margin" shall mean three and 50/100 percent (3.50%) per annum, subject to reduction in accordance with Section 2.1.4 below.

"Base Rate" means, for any day, the Federal Funds Rate for such day plus the Applicable Margin.

"Board" means the Board of Governors of the Federal Reserve System, and any successor thereof.

"Business Day" means any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a securitization, the cities, states and/or commonwealths used in the comparable definition of "Business Day" in the securitization documents, or when used in the context of any portion of the Loan bearing interest at the LIBOR Rate, is also a day of trading by and between banks in the London interbank market.

"Capital Adequacy Rule" means any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency.

"Dollar" and the sign "$" means lawful money of the United States of America.

"Federal Funds Rate" means, for any date, the rate set forth in the weekly statistical release designated as H.15(519) or any successor publication, published by the Board for such day opposite the caption "Federal Funds Effective Rate". If on the relevant day such rate is not yet so published, the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either of the foregoing publications, the rate for such day will be the arithmetic mean (rounded upwards if necessary, to the nearest 1/l00th of one percent) of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by three leading brokers or dealers of Federal Funds transactions in New York City, selected by Lender.

"Governmental Authority" shall mean, with respect to any person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable person or such person's property and any stock exchange on which shares of capital stock of such person are listed or admitted for trading.

"Interest Accrual Period" means each one-month period commencing on the first day of each calendar month and ending on the last day of such calendar month; provided that, if the proceeds of the Loan are disbursed by Lender on a day other than the first day of a calendar month, then the first Interest Accrual Period shall be deemed to have begun on the date the Loan proceeds are so disbursed and shall end on the last day of the calendar month in which the Loan proceeds are so disbursed. Notwithstanding the foregoing, (a) if any Interest Accrual Period would otherwise commence before and end after the Maturity Date, such Interest Accrual Period shall end on the Maturity Date; and (b) each Interest Accrual Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding day which is a Business Day (or if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Accrual Period shall end on the next preceding Business Day) and the first day of the next succeeding Interest Accrual Period shall be adjusted to fall on the last day of such preceding Interest Accrual Period.

"LIBOR Lending Office" means the office of Lender located at Nassau, Bahamas or such other branch (or Affiliate) of Lender as Lender may designate as its LIBOR Lending Office.

"LIBOR Rate" means the rate per annum at which deposits in Dollars appear with respect to the applicable Interest Accrual Period on the Telerate Page 3750 (or any successor page), in each case as of 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Accrual Period, or if such rate is not available, then the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates quoted to Lender in the London Interbank market at or about 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Accrual Period for the offering to Lender of Dollar deposits for such Interest Accrual Period in an amount approximately equal to the Principal Amount hereof on the first day of such Interest Accrual Period and with a maturity equal to such Interest Accrual Period.

"Loan" shall mean that certain loan made by Lender to Borrower in the original principal amount of this Note.

"Maturity Date" shall mean April 1, 2003.

"Parent" means, with respect to Lender, any Person controlling Lender.

"Payment Date" shall mean, with respect to each month, the first calendar day in such month, or if such day is not a Business Day, the next following Business Day.

SECTION 2 PAYMENT TERMS

Section 2.1 Principal and Interest Payments.

2.1.1 Borrower shall pay interest (computed on the basis of the actual number of days elapsed in a year of 360 days) on the Principal Amount hereof from the date of disbursement by Lender until the Principal Amount hereof shall be paid in full, at a rate per annum equal to the Applicable Interest Rate.

2.1.2 The initial payment of interest covering the period from and including the date hereof through and including the last day of the month in which the closing occurs shall be paid by Borrower on the date hereof. Thereafter, interest on the Loan shall be payable in arrears monthly, commencing with the Payment Date in May, 2000, and on each subsequent Payment Date through and including the Payment Date in March, 2003. Thereafter, the entire outstanding principal amount of this Note, together with all accrued and unpaid interest and any other charges hereon, shall be due and payable on the Maturity Date.

2.1.3 Lender shall determine the LIBOR Rate, Adjusted LIBOR Rate, Base Rate, and Federal Funds Rate as in effect from time to time, and each such determination of the LIBOR Rate, Adjusted LIBOR Rate, Base Rate and Federal Funds Rate shall be conclusive and binding absent manifest error.

2.1.4 The Applicable Margin, as set forth above, shall be reduced to three and 10/100 percent (3.10%) at such time, if any, as Lender determines that the Debt Coverage Ratio (as hereinafter defined) with respect to the Property equals or exceeds 1.40 and provided no Event of Default is then continuing. Lender shall calculate the Debt Coverage Ratio once per month commencing May 1, 2000, on or about the first day of each month, until such time as the Debt Coverage Ratio has reached 1.40 or greater and the reduction in the Applicable Margin shall be effective as of the date Lender makes such determination that the Debt Coverage Ratio has reached 1.40 or greater. For purposes hereof the term "Debt Coverage Ratio" shall mean the ratio of Net Operating Income (as defined below) to annual debt service (i.e., principal (if any) and interest payments) due under this Note and the Additional Note (as defined below)(utilizing solely for purposes of calculating the projected Debt Coverage Ratio an assumed interest rate equal to the Applicable Interest Rate in effect on the date of determination of the Debt Coverage Ratio). Net Operating Income shall be determined by Lender in a manner substantially the same as that utilized by Lender generally in underwriting loans secured by similar property types at the time of determination of the Debt Coverage Ratio. Without limiting the foregoing, gross income shall be adjusted by applying occupancy rates at the lower of actual, market or as otherwise applied by nationally recognized rating agencies, and expenses for capital replacements and repairs, tenant improvements and leasing commissions used in the calculations shall be the greater of actual or minimum amounts per square foot of the Property required by Lender and/or nationally recognized rating agencies for properties of similar types, location and condition.

Net Operating Income shall mean:

(i) all gross receipts received or (with respect to a projected Debt Coverage Ratio) anticipated from the Property, including, without limitation, from tenants (a) in occupancy at the Property, (b) paying rent under approved leases and (c) open for business for not less than thirty (30) days, in effect during the applicable twelve-month period, calculated on a cash basis which reflects only the income actually received during the previous twelve-month period as of the date of such calculation, and for a projected Debt Coverage Ratio any income anticipated to be received during the following twelve-month period based on leases in effect as of the date of calculation, for such time as those leases are contracted to remain in effect without expiration by their terms or optional termination by the tenant (unless the tenant has waived its termination rights in writing or the term of the lease has been extended in writing), including without limitation all amounts to be received from tenants as payment of operating expenses but not including refundable deposits, late fees or charges, lease termination payments, excess tenant improvement and leasing commission payments included as additional rent, principal or interest payments received by Borrower on loans to tenants and fees and reimbursements for work performed for tenants by Borrower, less:

(ii) all expenses (without duplication), calculated on a cash basis, incurred for the operation or maintenance of the Property for the applicable twelve-month period, including ground rents, the cost of property management (which shall be the greater of the actual management fee payable under a management contract in effect for the applicable twelve (12) month period or 4% of gross collections), marketing, franchise fees, maintenance, cleaning, security, landscaping, parking maintenance and utilities, real estate taxes and assessments and other taxes related to the operation of the Property, insurance premiums, necessary repairs and future replacements of equipment and other costs and expenses incurred by Borrower during the applicable period and for a projected Debt Coverage Ratio amounts reasonably estimated by Lender for each of the foregoing items. Payments under this Note, the Additional Note and non-cash deductions for income tax purposes shall not be deducted in determining Net Operating Income.

Section 2.2 Prepayments.

2.2.1 The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the Payment Date occurring in April, 2001. On the Payment Date occurring in April, 2001, or at any time thereafter, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any Payment Date upon not less than thirty (30) days nor more than ninety (90) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (the "Prepayment Date") and upon payment of (i) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, and (ii) all other sums then due under this Note and the other Loan Documents. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this paragraph shall be due and payable on the Prepayment Date. If prepayment of this Note, in whole or in part, results from Lender's exercise of its rights upon Borrower's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced) prior to the Payment Date occurring in April, 2001, Borrower shall also pay to Lender a prepayment fee equal to 1% of the principal amount of this Note prepaid, and such prepayment fee shall be in addition to any other sums due hereunder or under any of the other Loan Documents.

2.2.2 If the prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or condemnation proceeds to the Debt shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing.

Section 2.3 Funds; Manner of Payment; Taxes.

2.3.1 Each payment of principal of and interest on the Loan, and each payment on account of any other fees, charges or other amounts payable under this Note or under any of the other Loan Documents shall be paid by the Borrower, without set-off or counterclaim, by wire transfer to Lender at its office set forth in the preamble hereof or to such other location or account as Lender may specify to the Borrower from time to time, in Federal or other immediately available funds in lawful money of the United States of America, not later than 3:00 p.m., New York City time, on the date on which any such payment is payable. If any payment hereunder or under any of the other Loan Documents becomes due and payable on a day (the "Due Date") other than a Business Day, such payment shall not be payable until the next succeeding Business Day. If the date for any payment of principal is extended on account of the foregoing or on account of operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.

2.3.2 All payments made by Borrower under this Note and any of the Loan Documents shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income, overall gross receipts, capital and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein or of the LIBOR Lending Office (such non-excluded taxes being called "Additional Taxes"). If any Additional Taxes are required to be withheld from any amounts payable to Lender hereunder or under any of the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note.

Section 2.4 Indemnity. Borrower agrees to indemnify Lender and to hold it harmless from any actual cost, loss or expense which Lender may sustain or incur as a consequence of (a) Borrower making a payment or prepayment of principal on the Loan on a day which is not the first day of an Interest Accrual Period with respect thereto, (b) default by Borrower in making any prepayment after Borrower has given a notice of prepayment, and (c) any acceleration of the maturity of the Loan by Lender in accordance with the terms of this Note following an Event of Default, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loan.

Section 2.5 Increased Cost and Reduced Return.

2.5.1 If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board (but excluding with respect to any such requirement reflected in the then effective LIBOR Rate)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (or its LIBOR Lending Office) or shall impose on Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting the Loan or any portion thereof bearing interest at the Adjusted LIBOR Rate, and the result of any of the foregoing is to increase the actual cost to Lender (or its LIBOR Lending Office) of making or maintaining the Loan or any portion thereof at the Adjusted LIBOR Rate, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Lending Office) under this Note, by an amount deemed by Lender to be material, then, within ninety (90) days after written demand by Lender, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

2.5.2 If Lender shall have reasonably determined that, after the date hereof, the adoption of any Capital Adequacy Rule has the effect of reducing the rate of return on capital of Lender (or its Parent) as a consequence of Lender's obligations hereunder to a level below that which Lender (or its Parent) could have achieved but for such adoption (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within sixty (60) days after written demand by Lender, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its Parent) for such reduction.

2.5.3 Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 2.5 and will designate a different LIBOR Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under either Section 2.5.1 or 2.5.2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that any certificate delivered by Lender pursuant to this Section 2.5.3 shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 2.5.1, set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 2.5.2, (A) set forth at least the same amount of detail in respect of the calculation of such amount as Lender provides in similar circumstances to other similarly situated borrowers from Lender, and (B) include a statement by Lender that it has allocated to the Loan a proportionately equal amount of any reduction of the rate of return on Lender's capital due to a Capital Adequacy Rule as it has allocated to each of its other commitments to lend or to each of its other outstanding loans that are affected similarly by such Capital Adequacy Rule.

Section 2.6 Deposits Unavailable. In the event, and on each occasion, that (i) Lender shall have reasonably determined that dollar deposits in the principal amounts of the Loan as a whole are not generally available to Lender in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (ii) Lender reasonably determines that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining the Loan at the Adjusted LIBOR Rate during such month, Lender shall, as soon as practicable thereafter, give written notice of such determination to the Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the Base Rate.

Section 2.7 Illegality. If, on or after the date of this Note, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its LIBOR Lending Office) to make, maintain or fund the Loan or any portion thereof at the Adjusted LIBOR Rate, Lender shall forthwith give notice thereof to the Borrower, whereupon until Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make the Loan at the Adjusted LIBOR Rate shall be suspended. Before giving any notice to the Borrower pursuant to this Section 2.7, Lender shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of Lender, be otherwise disadvantageous to Lender. If Lender shall reasonably determine that it may not lawfully continue to maintain and fund the Loan at the Adjusted LIBOR Rate to maturity and shall so specify in such notice, the interest rate on the Loan shall be immediately converted to the Base Rate.

Section 2.8 Late Fee.

If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Lender within ten (10) days after the date on which it is due (without regard to any applicable cure and/or notice period), Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents.

SECTION 3 SECURITY; DEFAULTS; REMEDIES

Section 3.1 Security.

This Note is secured by, and Lender is entitled to the benefits of, the Security Instrument, the Assignment, the Environmental Agreement, and the other Loan Documents (hereinafter defined). The term "Security Instrument" means the Mortgage and Security Agreement dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises as more particularly described therein (which premises, together with all properties, rights, titles, estates and interests now or hereafter securing the Debt and/or other obligations of Borrower under the Loan Documents, are collectively referred to herein as the "Property"). The term "Assignment" means the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender. The term "Environmental Agreement" means the Environmental Indemnity Agreement of even date herewith executed by Borrower and the indemnitors named therein in favor of Lender. The term "Loan Documents" refers collectively to this Note, the Security Instrument, the Assignment, the Environmental Agreement, and any and all other documents executed in connection with this Note or now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note.

Section 3.2 Events of Default and Acceleration.

So long as an Event of Default exists, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower arising from or related to the Loan Documents, Borrower also agrees to pay to Lender on demand all costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

Section 3.3 Default Interest.

Upon the occurrence of an Event of Default Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) five percent (5%) above the Applicable Interest Rate or (ii) five percent (5%) above the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the "Default Rate"). The term "Prime Rate" means the prime rate reported in the Money Rates section of The Wall Street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Lender to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

Section 3.4 Reinstated Obligations

To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of the Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

SECTION 4 MISCELLANEOUS

Section 4.1 Further Assurances.

Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Borrower's obligations under this Note.

Section 4.2 Modification, Waiver in Writing.

The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note and all the other Loan Documents embody the final, entire agreement of Borrower and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

Section 4.3 Maximum Amount.

4.3.1 It is the intention of the Borrower and Lender to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lender as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this Section 4.3 shall control and supersede every other provision of all agreements between Borrower or any endorser and Lender.

4.3.2 If under any circumstances Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Principal Amount owing hereunder and any other obligation of the Borrower in favor of Lender, and shall be so applied in accordance with Section 2.1 hereof, or if such excessive interest exceeds the unpaid balance of this Note and any other obligation of the Borrower in favor of Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrower.

Section 4.4 Waiver of Trial by Jury.

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 4.5 Governing Law.

This Note shall be governed by and construed in accordance with the laws of the state in which the real property encumbered by the Security Instrument is located (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

Section 4.6 Headings.

The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.7 Transfers.

Lender shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

Section 4.8 Severability.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Section 4.9 Notices.

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.

Section 4.10 Authority.

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower. Borrower further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

Section 4.11 Jurisdiction.

BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

Section 4.12 Limitation on Liability.

(a) Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Lender and Borrower agree that:

(i) Borrower shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor; provided, however, that in the event (A) of fraud, wilful misconduct or material misrepresentation by Borrower, its general partners, if any, its members, if any, its principals, its affiliates, its agents or its employees or by any Guarantor or any Indemnitor in connection with the loan evidenced by this Note, (B) of Borrower's breach or default under clauses (a), (b), (c), (d), (e), (f), (g), (i), (k), (m), (o), (p), (s) or (t) of Section 4.3 of the Security Instrument or of Section 8.2 of the Security Instrument, (C) of Borrower's breach or default under clause (h), (j), (l), (n), (q), (r) or (v) of Section 4.3 of the Security Instrument which materially adversely affects Lender or the Loan or (D) the Property or any part thereof becomes an asset in a voluntary bankruptcy or insolvency proceeding, the limitation on recourse set forth in this Subsection 4.12(a) will be null and void and completely inapplicable, and this Note shall be with full recourse to Borrower.

(ii) If a default occurs in the timely and proper payment of all or any part of the Debt, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Security Instrument, the Other Loan Documents and the interest in the Property, the Rents and any other collateral given to Lender created by the Security Instrument and the Other Loan Documents; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with this Note, the Other Loan Documents or the Security Instrument.

(iii) The provisions of this Subsection 4.12(a) shall not (A) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Loan Documents or the Security Instrument; (B) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (C) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Loan Documents; (D) impair the right of Lender to obtain the appointment of a receiver; (E) impair the enforcement of the Assignment executed in connection herewith; (F) impair the right of Lender to enforce the provisions of Article 11 of the Security Instrument; or (G) impair the right of Lender to obtain a deficiency judgment or judgment on this Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instrument; provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards.

(iv) Notwithstanding the provisions of this Section 4.12 to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (A) the misapplication or misappropriation of Rents; (B) the misapplication or misappropriation of insurance proceeds or condemnation awards; (C) Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (D) any act of actual waste or arson by Borrower, any principal, affiliate, general partner or member thereof or by any Indemnitor or any Guarantor; (E) any fees or commissions paid by Borrower to any principal, affiliate, general partner or member of Borrower, any Indemnitor or any Guarantor in violation of the terms of this Note, the Security Instrument or the Other Loan Documents; (F) Borrower's failure to comply with the provisions of Section 11.2 of the Security Instrument; or (G) any breach of the Environmental Indemnity.

(b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt, owing to Lender in accordance with this Note, the Security Instrument and the Other Loan Documents.

Section 4.13 Waivers.

(a) Except as specifically provided in the Loan Documents, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement.

(b) Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

Section 4.14 Deferred Commitment Fee.

In addition to all other fees and expenses paid by Borrower in connection with the Loan, Borrower shall pay to Lender a fully earned and nonrefundable commitment fee (the "Deferred Commitment Fee") in an amount equal to one percent (1%) of the original principal balance of this Note (as increased by any further advances), which shall be due and payable upon the earlier of (i) the payment by Borrower of all amounts due hereunder and under the other Loan Documents, or (ii) the Maturity Date (or any acceleration thereof upon an Event of Default). Notwithstanding the foregoing, the Deferred Commitment Fee shall be waived by Lender in the event Borrower refinances the Loan with a new permanent (i.e., ten year term) fixed rate loan from Lender or its affiliates (which may be provided by Lender or its affiliates in their sole discretion). The Deferred Commitment Fee shall not be due with respect to payments of principal resulting from the application of casualty or insurance proceeds to the Debt.

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IN WITNESS WHEREOF, this Note has been duly executed by Borrower as of the day and year first written above.

WARTHOG, INC., a Delaware corporation

By:______________________________

Name:____________________________

Title:_____________________________